Exhibit 10(j)

              1995 Executive Officer Performance Plan of
        J.P. Morgan & Co. Incorporated and Affiliated Companies


Section 1.

Purpose of Plan

     The purpose of the Plan is to promote the success of J.P. Morgan & Co. Incorporated by providing performance-based compensation for certain executive officers.


Section 2.

Definitions

     The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

     2.1. "Company" shall mean J.P. Morgan & Co. Incorporated or any successor to it in ownership of all or substantially all of its assets.

     2.2. "Board of Directors" shall mean the Board of Directors of the Company.

     2.3. "Participating Company" shall mean the Company, and any subsidiary or other affiliated entity (whether or not incorporated).

     2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5. "Employee" shall mean any executive employed by one or more Participating Companies who is determined by the Committee ( i ) to be a covered employee as defined in Section 162 (m) of the Code for the preceding year or (ii) likely to be such a covered employee for the performance year.

     2.6. "Plan" shall mean the 1995 Executive Officer Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies, as amended from time to time.

     2.7. "Committee" shall mean the Committee established to administer the Plan in accordance with Section 3.1.

     2.8. "Stock Incentive Plan" shall mean the 1995 Stock Incentive Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies and any successor plan thereto.


Section 3.

Administration of the Plan

     3.1. The Committee. The Plan shall be administered by a Committee consisting of at least three persons chosen by the Board of Directors from among those members of the Board of Directors who (i) are not eligible to participate in the Plan, (ii) are not employees of a Participating Company and (iii) are outside directors within the meaning of Section 162(m) of the Code. The Committee may consult with management but shall have the responsibility of determining the Employees who are to receive awards under the Plan and the amount of such awards and shall otherwise be responsible for the administration of the Plan. The Committee also shall construe and interpret the Plan and adopt rules and regulations governing administration of the Plan, and exercise the remaining duties and powers conferred on it by the Plan.


Section 4.

Awards under the Plan

     4.1 Grant of Awards under the Plan. Subject to the Committee's discretion to reduce such awards, each year each covered Employee shall be entitled to an award equal to .75% of Morgan's consolidated income before income taxes, discontinued operations, awards under this Plan, expenses classified as "Provisions for Restructuring" (net of "Related Applicable Income Tax Benefits"), extraordinary items and cumulative effects of accounting method changes all as determined in accordance with generally accepted accounting principles and as appearing in Morgan's Consolidated Statement of Income contained in Morgan's Consolidated Financial Statements for the year as audited by Morgan's independent accountants. The Committee, in its sole discretion, may require vesting periods with respect to any award, including the attainment of such further performance goals as it deems appropriate. In addition, there is no obligation to pay all or any of an earned award. In no event shall any award be paid under the Plan unless and until the 'Plan has been approved by stockholders.


Section 5.

Elections as to Awards

     5.1 Immediate Awards. Except as provided in Section 5.2, awards earned under the Plan shall be paid as promptly as practicable after the close of the applicable year, or after such further vesting or performance period as determined by the Committee. Any such distribution shall be in cash or such other property as the Committee may determine, including shares of Common Stock of the Company. To the extent any payment is made in such shares, such payments shall be made under the Stock Incentive Plan.

     5.2 Deferred Awards. (a) The Committee shall have the right to require that payment of all or any portion of an earned award be deferred until such time or times as the Committee, in its sole discretion, shall determine. In addition, an Employee may elect to defer the payment of any award earned under the Plan. Deferral elections shall be made at such time and in such manner as the Committee shall prescribe. The Committee shall establish such terms, conditions, rules and regulations as it shall deem necessary and advisable with respect to deferred awards including, but not limited to, the time of payment, (including acceleration), the method of determining the additional amounts to be credited with respect to a deferred award, the applicable methods of payment of deferred awards, and any special rules that may apply in the event of termination of employment by reason of death, disability, or retirement. Any election under this Section 5.2 shall be irrevocable by the Employee. Any distribution of a deferred award shall be in cash or such other property as the Committee may determine including shares of Common Stock of the Company. To the extent any deferred award is paid in such shares, such payments shall be made under the Stock Incentive Plan.

     (b) The Committee shall have the right to limit or reject all or any part of a deferral election if the Committee in its sole discretion shall determine at any time prior to the end of the Award Period that deferral in the form elected has become inadvisable because of changes in the Federal tax laws or for any other reason and in such event all amounts subject to such election shall be payable in the manner provided in Section 5.1 unless an alternative form of deferral has also been elected by the Employee and such election is accepted by the Committee.


Section 6.

General Provisions

     6.1. No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of any Participating Company or of the Board of Directors or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of a Participating Company and each Participating Company expressly reserves the right to discharge an Employee whenever the interest of any such company in its sole discretion may so require without liability to such Participating Company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such Employee under the Plan.

     6.2. Discretion of Company, Board of Directors and Committee. Any decision made or action taken by the Company, the Board of Directors or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall lie within the absolute discretion of the Company, the Board of Directors or the Committee, as the case may be, and shall be conclusive and binding upon all persons.

     6.3. Absence of Liability. No member of the Board of Directors or of the Committee or officer of any Participating Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     6.4. No Segregation of Cash or Shares. (a) The Company shall not be required to segregate any cash or any other assets which may at any time be represented by awards credited to an Employee and the Plan shall constitute an "unfunded" plan of the Company.

     (b) The Company shall not, by any provisions of this Plan, be deemed to be a trustee of any property, and the liabilities of the Company to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former Employee or beneficiary shall be limited to those of an unsecured creditor of the Company. In its sole discretion, the Board of Directors may authorize the creation of trusts or other arrangements to meet the obligations of the Participating Companies under the Plan, provided, however, that existence of such trusts or arrangements is consistent with the unfunded status of the Plan.

     6.5. Inalienability of Benefits and Interests. (a) Except as expressly provided by the Committee and subsection (b) hereof, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Employee, former Employee or beneficiary.

     (b) The provisions of subsection (a) hereof shall not apply to an assignment of a payment due after the death of the Employee by the deceased Employee's legal representative or beneficiary if such assignment is made for the purposes of settling the affairs of such deceased Employee.


     6.6. New York Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

     6.7. Payment of Awards. Payment of Immediate Awards and Deferred Awards shall be by or for the account of the Participating Companies and the Company and the Participating Companies may make such arrangements as they may deem appropriate with respect thereto.

     6.8. Cancellation of Awards. (a) Prior to the occurrence of a Change in Control, but not thereafter, the Committee may, in its sole discretion and with or without cause, cancel any award in whole or in part to the extent it has not theretofore been earned. Such cancellation shall be effective as of the date specified by the Committee.

     (b) Notwithstanding subsection (a) above, prior to payment of any award, the Committee may, in its sole discretion, in cases involving a serious breach of conduct by an Employee or former Employee, or activity of a former Employee in competition with the business of a Participating Company, cancel any award, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Committee. The determination of whether an Employee or former Employee has engaged in a serious breach of conduct or activity in competition with the business of a Participating Company shall be determined by the Committee in good faith and in its sole discretion.

     6.9. Change in Control. (a) In the event of a Change in Control, the payment of all deferred awards and awards subject to additional vesting provisions, including awards subject to attainment of further performance goals, shall (unless the Committee otherwise determines) be made as soon as practicable.

     (b) For purposes of this Section 6.9, a Change in Control shall have the same meaning as specified in the Stock Incentive Plan.


Section 7.

Amendment, Suspension or Termination of Plan

     (a) The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate any or all of the provisions of the Plan except that without the consent of the Employee no amendment, suspension or termination of the Plan shall adversely affect the rights of any Employee with respect to awards previously made to such Employee.

     (b) The Plan may also be amended by the Committee provided such amendment does not materially change the underlying policy reflected by, or the level of benefits provided by, the Plan.

     (c) Notwithstanding subsections (a) and (b), above, no amendment may be effective without shareholder approval if such shareholder approval is necessary to comply with the applicable rules of Section 162 ( m ) of the Code.